Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-58670 of Cendant Corporation on Form S-8 of our report dated June 22, 2006, appearing in this Annual Report on Form 11-K of Avis Voluntary Investment Savings Plan for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
New York, New York
June 22, 2006

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